EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of LSP Energy Limited Partnership and LSP Batesville Funding Corporation (the Company) on Form 10-Q for the quarter ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (Form 10-Q), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Form 10-Q.

Date: November 13, 2003

/s/ Scott J. Davido Scott J. Davido, Vice President, General Counsel (Principal Executive Officer)

/s/ George P. Schaefer George P. Schaefer, Treasurer (Principal Financial Officer)

/s/ William T. Pieper William T. Pieper, Controller (Principal Accounting Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to LSP Energy Limited Partnership and LSP Batesville Funding Corporation and will be retained by LSP Energy Limited Partnership and LSP Batesville Funding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.